    As filed with the Securities and Exchange Commission on October 11, 2002
                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                            PHOTOELECTRON CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  Massachusetts                                                      04-3035323
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)

                             9 Executive Park Drive
                      North Billerica, Massachusetts 01862
          (Address of Principal Executive Offices, Including Zip Code)

                           ---------------------------

                     1996 EQUITY INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                           ---------------------------

                                Timothy W. Baker
                      President and Chief Financial Officer
                            PHOTOELECTRON CORPORATION
                             9 Executive Park Drive
                      North Billerica, Massachusetts 01862
                                 (978) 670-8777
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                           ---------------------------

                                    Copy to:
                            Timothy B. Bancroft, Esq.
                             Goulston & Storrs, P.C.
                               400 Atlantic Avenue
                           Boston, Massachusetts 02110
                                 (617) 482-1776

                           ---------------------------

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
===========================================================================================================

                                      CALCULATION OF REGISTRATION FEE

===========================================================================================================
 Title of Securities        Amount to be       Proposed Maximum      Proposed Maximum         Amount of
   to be Registered          Registered       Offering Price Per    Aggregate Offering    Registration Fee
                                                   Share (1)            Price (1)
-----------------------------------------------------------------------------------------------------------
Common Stock,                 300,000              $2.75                $825,000               $75.90
par value $.01 per
share
===========================================================================================================

(1) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported on the American Stock Exchange on October 8, 2002.

This registration statement on Form S-8 registers additional securities of the registrant of the same class as other securities for which a registration statement on Form S-8 relating to an employee benefit plan of the registrant is effective. Pursuant to General Instruction E to Form S-8, only the information required to register additional shares is provided in this registration statement.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The information contained in Part II of the registration statement on Form S-8, SEC File No. 333-32957, is incorporated by reference into this registration statement.

     The following documents are incorporated in this registration statement by reference:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended December 29, 2001 filed pursuant to the Securities Exchange Act of 1934 that contains audited financial statements for the fiscal year ended December 29, 2001.
     (b) the registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2002 and June 29, 2002, filed pursuant to the Securities Exchange Act of 1934;
     (c) the registrant's current reports on Form 8-K dated February 6, 2002, July 2, 2002, August 13, 2002 and October 2, 2002; and
     (d) the description of the registrant's common stock in its registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 on November 29, 1999.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     The consolidated financial statements of the registrant as of and for the year ended December 29, 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen LLP has not consented to the inclusion of its report in this registration statement, and the registrant has dispensed with the requirement to file Arthur Andersen LLP's consent in reliance upon Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of its report, you may not be able to recover against Arthur Andersen LLP for certain claims. For example you are unlikely to be able to assert claims against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 if this registration statement contains financial statements audited by Arthur Andersen LLP that include an untrue statement of a material fact or omit to state a material fact necessary to make other statements in those financial statements not misleading. In addition, (i) the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Arthur Andersen LLP's provision of auditing and other services to the registrant) may be limited as a practical matter due to recent events regarding Arthur Andersen LLP and (ii) notwithstanding that the registrant has not filed the written consent of Arthur Andersen LLP relating to the financial statements, the registrant's directors and officers may still be entitled to establish a due diligence defense to any claim relating to the financial statements on the basis that they were made on the authority of an expert.

Item 8.   Exhibits

Exhibit
Number                            Description

4.1 Photoelectron Corporation 1996 Equity Incentive Plan (as amended May 27, 1998, May 17, 2000 and June 14, 2002)

5.1    Opinion of Goulston & Storrs, P.C.

23.1   Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit
       5.1)

24.1   Power of Attorney (included on signature page)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Billerica, Massachusetts on this 11th day of October, 2002.

                                        PHOTOELECTRON CORPORATION



                                        By: /s/ Timothy W. Baker
                                            --------------------
                                            Timothy W. Baker
                                            President and Chief Financial
                                            Officer

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Nomikos and Timothy W. Baker, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                     Title                      Date
           -------------------------      ---------------------------------   -----------------
           /s/ Peter M. Nomikos           Chief Executive Officer and         October 11, 2002
           --------------------           Chairman of the Board of
             Peter M. Nomikos             Directors (Principal Executive
                                          Officer)


           /s/ Timothy W. Baker           President and Chief Financial       October 11, 2002
           --------------------           Officer (Principal Financial
             Timothy W. Baker             Officer and Principal
                                          Accounting Officer)


           /s/ Roger D. Wellington        Director                            October 11, 2002
           -----------------------
             Roger D. Wellington

           /s/ Dr. Leonard Laster         Director                            October 11, 2002
           ----------------------
             Dr. Leonard Laster


           /s/ Thomas J. Miller           Director                            October 11, 2002
           --------------------
             Thomas J. Miller

                                  EXHIBIT INDEX

Exhibit
Number                                   Description

4.1 Photoelectron Corporation 1996 Equity Incentive Plan (as amended May 27, 1998, May 17, 2000 and June 14, 2002)

5.1            Opinion of Goulston & Storrs, P.C.

23.1 Consent of Goulston & Storrs, P.C. (included in opinion filed as Exhibit 5.1)

24.1           Power of Attorney (included on signature page)